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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------
OCTOBER 15, 1997


             MEGO MORTGAGE CORPORATION ANNOUNCES PRICING OF PRIVATE PLACEMENT OF 12-1/2% SENIOR SUBORDINATED NOTES DUE 2001

ATLANTA, GEORGIA, OCTOBER 15, 1997 - Mego Mortgage Corporation (Nasdaq: MMGC) announced today that on October 14, 1997 it priced a private placement of $40.0 million principal amount of 12-1/2% Senior Subordinated Notes due 2001 at 101%, which is expected to be consummated on Monday, October 20th. The Company intends to use the net proceeds of the offering to provide capital to originate and securitize loans, to repay certain indebtedness to the Company's former parent corporation, Mego Financial Corp. (Nasdaq: MEGO), and to pay down amounts outstanding under the Company's lines of credit. The Company has received the necessary consents from existing noteholders to permit the private placement.

The Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from such registration.

                                      # # #


THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FOR MORE COMPLETE INFORMATION CONCERNING FACTORS WHICH COULD AFFECT THE COMPANY'S RESULTS, REFERENCE IS MADE TO THE COMPANY'S REGISTRATION STATEMENTS, REPORTS AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.